Upland Software Announces Acquisition, Raises Guidance

Acquisition of InGenius establishes first Contact Center Productivity solution suite with native CRM agent communications, knowledge management, and customer sentiment analysis

AUSTIN - October 1, 2019 /Business Wire/ - Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, has acquired InGenius, a leading Computer Telephony Integration (CTI) solution for enterprise contact centers. With the addition of InGenius’ CTI platform, Upland can now offer the first Contact Center Productivity solution suite that provides a single pane of glass for all voice and CRM data, along with enterprise knowledge management and customer sentiment analysis solutions to drive improved contact center efficiency and customer experience. The acquisition adds approximately $9 million in annualized revenues and will be immediately accretive to Upland's Adjusted EBITDA per share.

“With InGenius, Upland extends its leadership in Customer Experience Management (CXM) solutions and can now offer the first multi-channel, knowledge-driven contact center agent productivity solution suite that integrates leading CRM and contact center platforms enabling enterprises to offer a personalized, real-time customer experience,” said Jack McDonald, chairman and CEO of Upland Software. “Moreover, this transaction is immediately accretive to Adjusted EBITDA per share and takes Upland to a $237 million annualized revenue run rate and an $89 million annualized Adjusted EBITDA run rate,” he added.

“We began the second half of 2019 with great momentum, beating the top of our Q2 guidance ranges on revenue and Adjusted EBITDA, closing two accretive acquisitions in Q2, and notching strong sales bookings,” said McDonald. “That momentum has continued, with two additional accretive acquisitions since the beginning of Q3 and continued strong performance,” he added. “Our acquisition pipeline remains robust; our war chest has been reloaded; we are active in the market for additional acquisitions; and, as our newly raised guidance today reflects, we look forward to a strong finish to 2019.”

Call center productivity software is at the nexus of the CRM and contact center software markets, enabling contact centers to deliver improved service and increased personalization with access to real-time information from across the enterprise and seamless integration with existing contact center workflows. With Upland’s Contact Center Productivity solution suite, customers can solve critical pain points by implementing integrated agent productivity solutions including the InGenius CTI platform that provides a single pane of glass for all voice and CRM related data, RightAnswers for enterprise knowledge management, and Rant & Rave for frontline engagement capabilities and real-time sentiment analysis.

“Contact center leaders are looking for more comprehensive solutions to increase agent productivity with robust CRM integration,” said Mounir Hilal, Upland’s chief customer officer and executive vice president of Project and IT Management Solutions. “Upland’s new Contact Center Productivity solution suite enables a stronger performing enterprise contact center through increased agent productivity, a better omni-channel customer experience, and improved management command over agent experience.”

The purchase price paid for InGenius was $26.4 million in cash at closing, and a $3.0 million cash holdback payable in 12 months (subject to indemnification claims). The foregoing excludes any potential future earn-out payments tied to additional performance-based goals. Upland expects the acquisition to generate annual revenue of approximately $9 million, all of which is recurring, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting, estimated as $0.8 million for the remainder of 2019. The acquisition is within Upland's target price range of 5-8x pro forma Adjusted EBITDA and will generate at least $4 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland's Adjusted EBITDA per share.

Business Outlook
Upland today also announced that it has raised its full year 2019 guidance to reflect the InGenius acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in 2019 revenue guidance below is net of a reduction for a deferred revenue discount as a result of GAAP purchase accounting and all guidance adjustments are prorated for an effective closing date of October 1, 2019.

For the full year ending December 31, 2019, Upland expects reported total revenue to be between $213.8 million and $217.8 million, including subscription and support revenue between $199.0 and $202.2 million, for growth in recurring revenue of 47% at the mid-point over the year ended December 31, 2018. Adjusted EBITDA is expected to be between $78.8 million and $80.8 million, for an Adjusted EBITDA margin of roughly 37% at the midpoint, representing growth of 50% at the mid-point over the year ended December 31, 2018. The transaction will be immediately accretive to Upland’s Adjusted EBITDA per share.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

About InGenius
InGenius Connector Enterprise expertly integrates existing telephone systems into leading CRMs, with an enterprise-proven solution. Using innovative computer telephony integration (CTI) that offers maximum configuration flexibility and security, InGenius easily adapts to unique contact center needs. Contact centers use InGenius to increase productivity and enhance the customer experience. For more information, visit https://www.InGenius.com.

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-

looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

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Media Contact:
Christina Turner
1-833-UPLAND-1
media@uplandsoftware.com